Exhibit 10.35

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of March 4, 2016 (the “Effective Date”), is made between SQBG, Inc., a Delaware corporation (“Assignor”); and Sequential Brands Group, Inc., a Delaware corporation (“Assignee”).

RECITALS:

WHEREAS, Assignor and Yehuda Shmidman (“Shmidman”) entered into that certain Amended and Restated Employment Agreement, dated as of April 14, 2015 (the “Shmidman Employment Agreement”);

WHEREAS, Assignor and Gary Klein (“Klein”) entered into that certain Employment Agreement, dated as of June 3, 2014 (the “Klein Employment Agreement”);

WHEREAS, Assignor and Tengram Capital Management, L.P. (“Tengram”) entered into that certain Consulting Services Agreement, dated as of January 1, 2013 (the “Consulting Agreement”);

WHEREAS, Assignor, Tengram and Carlyle Galaxy Holdings, L.P. (“Galaxy”) entered into that certain letter agreement, dated as of June 24, 2014 (the “Consulting Agreement Amendment”);

WHEREAS, Assignor and Tengram entered into that certain services agreement, dated as of January 1, 2013, pursuant to which Andrew Tarshis performs certain services for Assignor (the “Tarshis Services Agreement”);

WHEREAS, Assignor, TCP WR Acquisition, LLC and Colin Dyne entered into that certain Stockholders Agreement, dated as of February 22, 2012 (the “Stockholders Agreement”);

WHEREAS, Assignor and Galaxy entered into that certain Board Nominee Agreement, dated as of June 24, 2014 (the “Nominee Agreement” and, together with the Shmidman Employment Agreement, the Klein Employment Agreement, the Consulting Agreement, the Consulting Agreement Amendment, the Tarshis Services Agreement and the Stockholders Agreement, the “Agreements”); and

WHEREAS, Assignor wishes to assign to Assignee its rights and obligations under the Agreements, an affiliate of Assignor, and Assignee wishes to assume and accept the assignment of the Agreements.

AGREEMENTS:

In consideration of the foregoing and for other good and valuable consideration, the parties hereto agree as follows:

1. Assignor hereby assigns to Assignee, its successors and assigns, all of its rights, title and interest, and delegates all of its obligations and liabilities, to: (i) the Shmidman Employment Agreement, (ii) the Klein Employment Agreement, (iii) the Consulting Agreement (iv) the Consulting Agreement Amendment, (v) the Tarshis Services Agreement, (vi) the Stockholders Agreement and (vii) the Nominee Agreement.

2. Assignee hereby accepts the foregoing assignment and assumes and agrees to perform all covenants, agreements and other obligations to be performed or observed by Assignor under the Agreements.

3. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. Signatures given by facsimile or portable document format shall be binding and effective to the same extent as original signatures.

5. This Agreement may not be modified except by a writing executed by both parties.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ASSIGNOR:

SQBG, INC.

By:	/s/ Yehuda Shmidman
Name:	Yehuda Shmidman
Title:	Chief Executive Officer

ASSIGNEE:

SEQUENTIAL BRANDS GROUP, INC.

By:	/s/ Yehuda Shmidman
Name:	Yehuda Shmidman
Title:	Chief Executive Officer